EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8)  pertaining to the Aruba Networks, Inc. 2007 Equity Incentive Plan of Hewlett-Packard Company of our reports dated December 17, 2014, with respect to the consolidated financial statements of Hewlett-Packard Company and the effectiveness of internal control over financial reporting of Hewlett-Packard Company included in its Annual Report (Form 10-K) for the year ended October 31, 2014, filed with the Securities and Exchange Commission.

                           /s/ Ernst & Young LLP

San Jose, California
June 8, 2015